Exhibit (j)(ii) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 18 to Form N-1A Registration Statement of FirstMerit Government Money Market Fund of our report dated January 11, 2000, on the financial statements as of November 30, 1999, of FirstMerit Government Money Market Fund, included in or made a part of this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 26, 2000